Exhibit 99.1
For Immediate Release
ORIGIN BANCORP, INC. REPORTS EARNINGS FOR THIRD QUARTER 2024
RUSTON, Louisiana (October 23, 2024) - Origin Bancorp, Inc. (NYSE: OBK) (“Origin,” “we,” “our” or the “Company”), the holding company for Origin Bank (the “Bank”), today announced net income of $18.6 million, or $0.60 diluted earnings per share for the quarter ended September 30, 2024, compared to net income of $21.0 million, or $0.67 diluted earnings per share, for the quarter ended June 30, 2024. Pre-tax, pre-provision (“PTPP”)(1) earnings was $28.3 million for the quarter ended September 30, 2024, compared to $32.0 million for the linked quarter.
“I am pleased with the balance sheet trends we showed in the third quarter,” said Drake Mills, chairman, president and CEO of Origin Bancorp, Inc. “I am confident these trends will continue and our bankers will capitalize on opportunities throughout our markets.”
(1) PTPP earnings is a non-GAAP financial measure, please see the last few pages of this document for a reconciliation of this alternative financial measure to its most directly comparable GAAP measure.
Financial Highlights
•Total loans held for investment (“LHFI”) were $7.96 billion at both September 30, 2024, and June 30, 2024. LHFI, excluding mortgage warehouse lines of credit (“MW LOC”), were $7.46 billion at September 30, 2024, reflecting an increase of $8.9 million, or 0.12%, compared to June 30, 2024.
•Noninterest-bearing deposits were $1.89 billion at September 30, 2024, reflecting an increase of $27.1 million, or 1.5%, compared to June 30, 2024.
•Net interest income was $74.8 million for the quarter ended September 30, 2024, reflecting an increase of $914,000, or 1.2%, compared to the linked quarter.
•Our book value per common share was $36.76 as of September 30, 2024, reflecting an increase of $1.53, or 4.3%, compared to June 30, 2024. Tangible book value per common share(1) was $31.37 at September 30, 2024, reflecting an increase of $1.60, or 5.4%, compared to June 30, 2024.
•Stockholders’ equity was $1.15 billion at September 30, 2024, reflecting an increase of $49.8 million, or 4.5%, compared to June 30, 2024.
•At September 30, 2024, and June 30, 2024, the ratio of Company-level common equity Tier 1 capital to risk-weighted assets was 12.46%, and 12.15%, respectively, the Tier 1 leverage ratio was 10.93% and 10.70%, respectively, and the total capital ratio was 15.45% and 15.16%, respectively. The ratio of tangible common equity to tangible assets(1) was 9.98% at September 30, 2024, compared to 9.47% at June 30, 2024.
(1) Tangible book value per common share and tangible common equity to tangible assets are non-GAAP financial measures. Please see the last few pages of this document for a reconciliation of these alternative financial measures to their most directly comparable GAAP measures.
Results of Operations for the Three Months Ended September 30, 2024
Net Interest Income and Net Interest Margin
Net interest income for the quarter ended September 30, 2024, was $74.8 million, an increase of $914,000, or 1.2%, compared to the quarter ended June 30, 2024, $813,000 of which was driven by one additional day in the current quarter. Higher interest rates drove a net increase of $147,000 in net interest income, which was reflected in a $1.2 million increase in interest income earned on interest-earnings assets offset by a $1.1 million increase in interest expense paid on interest-bearing liabilities.

Higher interest rates on LHFI drove a $2.0 million increase in the yield for the quarter ended September 30, 2024, compared to the quarter ended June 30, 2024, $1.5 million of which was driven by real estate-based loans. The average rate on LHFI increased to 6.67% for the quarter ended September 30, 2024, compared to 6.58% for the quarter ended June 30, 2024. Higher interest rates on savings and interest-bearing transaction accounts drove a $1.1 million increase in interest expense, compared to the quarter ended June 30, 2024. The average rate on interest-bearing deposits increased to 4.01% for the quarter ended September 30, 2024, compared to 3.95% for the quarter ended June 30, 2024.
The Federal Reserve Board sets various benchmark rates, including the federal funds rate, and thereby influences the general market rates of interest, including the loan and deposit rates offered by financial institutions. The federal funds target rate range was reduced by 50 basis points on September 18, 2024, to a range of 4.75% to 5.00%, the first rate reduction since early 2020.
The NIM-FTE was 3.18% for the quarter ended September 30, 2024, representing a one- and a four-basis-point increase compared to the linked quarter and the prior year same quarter, respectively. The yield earned on interest-earning assets for the quarter ended September 30, 2024, was 6.09%, an increase of five and 40 basis points compared to the linked quarter and the prior year same quarter, respectively. The average rate paid on total interest-bearing liabilities for the quarter ended September 30, 2024, was 4.04%, representing a six- and 45-basis point increase compared to the linked quarter and the prior year same quarter, respectively.
As discussed in our June 30, 2024, Origin Bancorp, Inc. Earnings Release, we reversed $1.2 million of accrued loan interest during the quarter ended June 30, 2024, due to certain questioned activity involving a single banker, who has since been terminated, in our East Texas market. This reversal of accrued loan interest income negatively impacted the fully tax equivalent net interest margin (“NIM-FTE”) by five basis points for the linked quarter. Had we not experienced the reversal of the $1.2 million of accrued interest income during the quarter ended June 30, 2024, our NIM-FTE would have been 3.22% for the linked quarter, and we would have experienced a four-basis point decrease in our current NIM-FTE compared to the linked quarter. There was no equivalent interest income reversal during the current quarter and these loans remain on non-accrual..

Credit Quality
The table below includes key credit quality information:

	At and For the Three Months Ended			Change	% Change
(Dollars in thousands, unaudited)	September 30, 2024	June 30, 2024	September 30, 2023	Linked Quarter	Linked Quarter
Past due LHFI	$38,838	$66,276	$20,347	$(27,438)	(41.4)%
Allowance for loan credit losses (“ALCL”)	95,989	100,865	95,177	(4,876)	(4.8)
Classified loans	107,486	118,254	64,021	(10,768)	(9.1)
Total nonperforming LHFI	64,273	75,812	31,608	(11,539)	(15.2)
Provision for credit losses	4,603	5,231	3,515	(628)	(12.0)
Net charge-offs	9,520	2,946	2,686	6,574	223.2
Credit quality ratios(1):
ALCL to nonperforming LHFI	149.35%	133.05%	301.12%	16.30%	N/A
ALCL to total LHFI	1.21	1.27	1.26	(0.06)	N/A
ALCL to total LHFI, adjusted(2)	1.28	1.34	1.30	(0.06)	N/A
Classified loans to total LHFI	1.35	1.49	0.85	(0.14)	N/A
Nonperforming LHFI to LHFI	0.81	0.95	0.42	(0.14)	N/A
Net charge-offs to total average LHFI (annualized)	0.48	0.15	0.14	0.33	N/A
___________________________
(1)Please see the Loan Data schedule at the back of this document for additional information.
(2)The ALCL to total LHFI, adjusted, is calculated by excluding the ALCL for MW LOC loans from the total LHFI ALCL in the numerator and excluding the MW LOC loans from the LHFI in the denominator. Due to their low-risk profile, MW LOC loans require a disproportionately low allocation of the ALCL.
As discussed in our June 30, 2024, Origin Bancorp, Inc. Earnings Release, our credit metrics were negatively impacted by certain questioned activity involving a single banker, who has since been terminated, in our East Texas market. Our investigation of this activity remains ongoing and is not final; however, as a result of a forbearance agreement with one of our impacted customer relationships, our past due LHFI declined $26.4 million when compared to the quarter ended June 30, 2024. There was no material change in the level of our nonperforming or classified LHFI principal balances between the current quarter and the linked quarter as a result of the questioned activity. We continue to work with an outside forensic accounting firm to confirm the bank’s identification and reconciliation of the activity, targeting a conclusion of this analysis by the end of this year. At this time, we believe that any ultimate loss arising from the situation will not be material to our financial position.
Past due LHFI were $38.8 million for the quarter ended September 30, 2024, compared to $66.3 million at June 30, 2024. Of the $27.4 million decrease, $26.4 million were impacted by or related to the questioned activity. The remaining net decrease in past due LHFI was primarily due to charge-offs or payoffs in commercial and industrial past due loans during the quarter ended September 30, 2024.
Nonperforming LHFI decreased $11.5 million for the quarter reflecting a decrease in the percentage of nonperforming LHFI to LHFI to 0.81% compared to 0.95% for the linked quarter. The decrease in nonperforming loans was primarily driven by three commercial and industrial loan relationships totaling $14.6 million at June 30, 2024, $10.4 million of which were charged-off and $4.2 million were paid down during the current quarter.
Classified loans decreased $10.8 million to $107.5 million at September 30, 2024, reflecting 1.35% as a percentage of total LHFI, down 14 basis points from the linked quarter. The decrease in classified loans was primarily driven by the same three commercial and industrial loan relationships mentioned in the nonperforming loan paragraph directly above.
Noninterest Income
Noninterest income for the quarter ended September 30, 2024, was $16.0 million, a decrease of $6.5 million, or 28.8%, from the linked quarter. The decrease from the linked quarter was primarily driven by decreases of $5.2 million, $725,000 and $621,000 in the change in fair value of equity investments, mortgage banking revenue and other income, respectively.
The decrease in change in fair value of equity investments was due to a $5.2 million positive valuation adjustment on a non-marketable equity security recognized during the linked quarter with no comparable amount recognized during the current quarter.

The decrease in mortgage banking revenue was primarily due to an $833,000 combined decrease in the pipeline and interest rate lock commitment fair values during the current quarter compared to the linked quarter.
The decrease in other income was primarily due to an $818,000 gain on sale of bank property recognized in the linked quarter with no comparable amount recognized in the current quarter.
Noninterest Expense
Noninterest expense for the quarter ended September 30, 2024, was $62.5 million, a decrease of $1.9 million, or 2.9% from the linked quarter. The decrease was primarily driven by a decrease of $1.6 million and in other noninterest expense.
The decrease in other expenses resulted from recognizing contingent liabilities totaling approximately $1.2 million related to certain questioned activity involving a single banker, who has since been terminated, in our East Texas market, as described previously, in the linked quarter with no comparable liability incurred in the current quarter. Also, contributing to the quarter over quarter decline was a $357,000 decrease in corporate membership fees.
Financial Condition
Loans
•Total LHFI were $7.96 billion at both September 30, 2024, and June 30, 2024, and reflected an increase of $388.7 million, or 5.1%, compared to September 30, 2023.
•Total LHFI, excluding MW LOC, were $7.46 billion at September 30, 2024, representing an increase of $8.9 million, or 0.1%, from June 30, 2024, and an increase of $179.8 million, or 2.5%, from September 30, 2023.
•During the quarter ended September 30, 2024, compared to the linked quarter, we experienced declines in construction/land/land development loans and MW LOC of $25.8 million and $11.3 million, respectively, partially offset by growth in multi-family real estate loans of $36.1 million.

Securities
•Total securities were $1.18 billion at both September 30, 2024, and June 30, 2024, and reflected a decrease of $129.8 million, or 9.9%, compared to September 30, 2023.
•Accumulated other comprehensive loss, net of taxes, primarily associated with the available for sale (“AFS”) portfolio, was $94.2 million at September 30, 2024, an improvement of $32.9 million, or 25.9%, from the linked quarter.
•The weighted average effective duration for the total securities portfolio was 4.21 years as of September 30, 2024, compared to 4.28 years as of June 30, 2024.
Deposits
•Total deposits at September 30, 2024, were $8.49 billion, a decrease of $24.3 million, or 0.3%, compared to the linked quarter, and represented an increase of $112.1 million, or 1.3%, from September 30, 2023. The decrease in the current quarter compared to the linked quarter was primarily due to a decrease of $205.2 million in brokered (which includes both brokered time and brokered interest-bearing demand) deposits. The decrease in brokered deposits was primarily replaced with customer deposits.
•Excluding brokered deposits, total deposit increased $180.9 million, or 2.3%, to $8.05 billion, primarily due to increases of $87.0 million, $64.4 million and $27.1 million in money market deposits, interest-bearing demand deposits and noninterest-bearing demand deposits, respectively.
•At September 30, 2024, noninterest-bearing deposits as a percentage of total deposits were 22.3%, compared to 21.9% and 24.0% at June 30, 2024, and September 30, 2023, respectively. Excluding brokered deposits, noninterest-bearing deposits as a percentage of total deposits were 23.5%, compared to 23.7% and 26.1% at June 30, 2024, and September 30, 2023, respectively.

Borrowings
•FHLB advances and other borrowings at September 30, 2024, were $30.4 million, a decrease of $10.3 million, or 25.3%, compared to the linked quarter and represented an increase of $18.2 million, or 149.3%, from September 30, 2023.
Stockholders’ Equity
•Stockholders’ equity was $1.15 billion at September 30, 2024, an increase of $49.8 million, or 4.5%, compared to $1.10 billion at June 30, 2024, and an increase of $146.7 million, or 14.7%, compared to September 30, 2023.
•The increase in stockholders’ equity from the linked quarter is primarily due to a decrease in accumulated other comprehensive loss of $32.9 million and net income of $18.6 million, partially offset by dividends declared of $4.8 million during the current quarter.
Conference Call
Origin will hold a conference call to discuss its third quarter 2024 results on Thursday, October 24, 2024, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To participate in the live conference call, please dial +1 (929) 272-1574 (U.S. Local / International 1); +1 (857) 999-3259 (U.S. Local / International 2); +1 (800) 528-1066 (U.S. Toll Free), enter Conference ID: 84865 and request to be joined into the Origin Bancorp, Inc. (OBK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the investor relations, News & Events, Events & Presentations link or directly by visiting https://dealroadshow.com/e/ORIGINQ324.
If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.
About Origin
Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana. Deeply rooted in Origin’s history is a culture committed to providing personalized relationship banking to businesses, municipalities, and personal clients to enrich the lives of the people in the communities it serves. Origin provides a broad range of financial services and currently operates more than 60 locations from Dallas/Fort Worth, East Texas, Houston, North Louisiana, Mississippi, South Alabama and the Florida Panhandle. For more information, visit www.origin.bank.
Non-GAAP Financial Measures
Origin reports its results in accordance with generally accepted accounting principles in the United States of America ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures may provide meaningful information to investors that is useful in understanding Origin's results of operations and underlying trends in its business. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this release: PTPP earnings, adjusted NIM-FTE, PTPP ROAA, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, ROATCE, and core efficiency ratio.
Please see the last few pages of this release for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin’s future financial performance, business and growth strategies, projected plans and objectives, and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including changes to interest rates by the Federal Reserve and the resulting impact on Origin’s results of operations, estimated forbearance amounts and expectations regarding the Company’s liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements or statistics preceded by, followed by or that otherwise include the words “assumes,” “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,”

“projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would” and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin’s future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the impact of current and future economic conditions generally and in the financial services industry, nationally and within Origin’s primary market areas, including the effects of declines in the real estate market, high-profile bank failures, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers and changes to customer and client behavior as a result of the foregoing; changes in benchmark interest rates and the resulting impacts on net interest income; deterioration of Origin’s asset quality; factors that can impact the performance of Origin’s loan portfolio, including real estate values and liquidity in Origin’s primary market areas; the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances; changes in the value of collateral securing Origin’s loans; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; Origin’s ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business and the impact of prolonged elevated interest rates on our financial projections, models and guidance); the effectiveness of Origin’s risk management framework and quantitative models; Origin’s inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin’s common stockholders, repurchase Origin’s shares of common stock and satisfy obligations as they become due; the impact of labor pressures; changes in Origin’s operation or expansion strategy or Origin’s ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin’s ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; increasing costs as Origin grows deposits; operational risks associated with Origin’s business; significant turbulence or a disruption in the capital or financial markets and the effect of market disruption and interest rate volatility on our investment securities; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; Origin’s level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin’s loan portfolio; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations; periodic changes to the extensive body of accounting rules and best practices; further government intervention in the U.S. financial system; a deterioration of the credit rating for U.S. long-term sovereign debt or actions that the U.S. government may take to avoid exceeding the debt ceiling; a potential U.S. federal government shutdown and the resulting impacts; compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities, and tax matters; Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; changes in the utility of Origin’s non-GAAP liquidity measurements and its underlying assumptions or estimates; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies and similar organizations; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities (including the impacts related to or resulting from Russia's military action in Ukraine or the conflict in Israel and surrounding areas, including the imposition of additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments), regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin’s control; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors (including Origin employees) which Origin may not be able to prevent, detect or mitigate, system failures, cybersecurity threats or security breaches and the cost of defending against them; Origin’s ability to maintain adequate internal controls over financial and non-financial reporting; and potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Origin’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any updates to those sections set forth in Origin’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, adjusted, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.
Contact:
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank
Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank

Origin Bancorp, Inc.
Selected Quarterly Financial Data
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Income statement and share amounts	(Dollars in thousands, except per share amounts)
Net interest income	$74,804	$73,890	$73,323	$72,989	$74,130
Provision for credit losses	4,603	5,231	3,012	2,735	3,515
Noninterest income	15,989	22,465	17,255	8,196	18,119
Noninterest expense	62,521	64,388	58,707	60,906	58,663
Income before income tax expense	23,669	26,736	28,859	17,544	30,071
Income tax expense	5,068	5,747	6,227	4,119	5,758
Net income	$18,601	$20,989	$22,632	$13,425	$24,313
PTPP earnings(1)	$28,272	$31,967	$31,871	$20,279	$33,586
Basic earnings per common share	0.60	0.68	0.73	0.43	0.79
Diluted earnings per common share	0.60	0.67	0.73	0.43	0.79
Dividends declared per common share	0.15	0.15	0.15	0.15	0.15
Weighted average common shares outstanding - basic	31,130,293	31,042,527	30,981,333	30,898,941	30,856,649
Weighted average common shares outstanding - diluted	31,239,877	31,131,829	31,078,910	30,995,354	30,943,860

Balance sheet data
Total LHFI	$7,956,790	$7,959,171	$7,900,027	$7,660,944	$7,568,063
Total LHFI excluding MW LOC	7,461,602	7,452,666	7,499,032	7,330,978	7,281,770
Total assets	9,965,986	9,947,182	9,892,379	9,722,584	9,733,303
Total deposits	8,486,568	8,510,842	8,505,464	8,251,125	8,374,488
Total stockholders’ equity	1,145,673	1,095,894	1,078,853	1,062,905	998,945

Performance metrics and capital ratios
Yield on LHFI	6.67%	6.58%	6.58%	6.46%	6.35%
Yield on interest-earnings assets	6.09	6.04	5.99	5.86	5.69
Cost of interest-bearing deposits	4.01	3.95	3.85	3.71	3.47
Cost of total deposits	3.14	3.08	2.99	2.84	2.61
NIM - fully tax equivalent ("FTE")	3.18	3.17	3.19	3.19	3.14
Return on average assets (annualized) ("ROAA")	0.74	0.84	0.92	0.55	0.96
PTPP ROAA (annualized)(1)	1.13	1.28	1.30	0.82	1.33
Return on average stockholders’ equity (annualized) ("ROAE")	6.57	7.79	8.57	5.26	9.52
Book value per common share	$36.76	$35.23	$34.79	$34.30	$32.32
Tangible book value per common share (1)	31.37	29.77	29.24	28.68	26.78
Adjusted tangible book value per common share(1)	34.39	33.86	33.27	32.59	32.37
Return on average tangible common equity (annualized) ("ROATCE")(1)	7.74%	9.25%	10.24%	6.36%	11.48%
Efficiency ratio(2)	68.86	66.82	64.81	75.02	63.59
Core efficiency ratio(1)	67.48	65.55	65.24	70.55	60.49
Common equity tier 1 to risk-weighted assets(3)	12.46	12.15	11.97	11.83	11.46
Tier 1 capital to risk-weighted assets(3)	12.64	12.33	12.15	12.01	11.64
Total capital to risk-weighted assets(3)	15.45	15.16	14.98	15.02	14.61
Tier 1 leverage ratio(3)	10.93	10.70	10.66	10.50	10.00
__________________________

(1)PTPP earnings, PTPP ROAA, tangible book value per common share, adjusted tangible book value per common share, ROATCE, and core efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their most directly comparable GAAP measures, please see the last few pages of this release.
(2)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.
(3)September 30, 2024, ratios are estimated and calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve Board.

Origin Bancorp, Inc.
Selected Year-To-Date Financial Data
(Unaudited)

	Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2024	2023

Income statement and share amounts
Net interest income	$222,017	$226,568
Provision for credit losses	12,846	14,018
Noninterest income	55,709	50,139
Noninterest expense	185,616	174,310
Income before income tax expense	79,264	88,379
Income tax expense	17,042	18,004
Net income	$62,222	$70,375
PTPP earnings(1)	$92,110	$102,397
Basic earnings per common share	2.00	2.29
Diluted earnings per common share	2.00	2.28
Dividends declared per common share	0.45	0.45
Weighted average common shares outstanding - basic	31,051,672	30,797,399
Weighted average common shares outstanding - diluted	31,160,867	30,903,222

Performance metrics
Yield on LHFI	6.61%	6.19%
Yield on interest-earning assets	6.04	5.50
Cost of interest-bearing deposits	3.94	3.03
Cost of total deposits	3.07	2.22
NIM-FTE	3.18	3.24
Adjusted NIM-FTE(2)	3.18	3.21
ROAA (annualized)	0.84	0.94
PTPP ROAA (annualized)(1)	1.24	1.37
ROAE (annualized)	7.62	9.45
ROATCE (annualized)(1)	9.04	11.47
Efficiency ratio(3)	66.83	62.99
Core efficiency ratio(1)	66.09	59.94
____________________________
(1)PTPP earnings, PTPP ROAA, ROATCE, and core efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their most directly comparable GAAP measures, please see the last few pages of this release.
(2)Adjusted NIM-FTE is a non-GAAP financial measure and is calculated for nine months ended September 30, 2024, by removing the $20,000 net purchase accounting amortization from net interest income. And, for the nine months ended September 30, 2023, by removing the $2.2 million net purchase accounting accretion from net interest income.
(3)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.

Origin Bancorp, Inc.
Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Interest and dividend income	(Dollars in thousands, except per share amounts)
Interest and fees on loans	$133,195	$129,879	$127,186	$123,673	$121,204
Investment securities-taxable	6,536	6,606	6,849	7,024	8,194
Investment securities-nontaxable	905	893	910	1,124	1,281
Interest and dividend income on assets held in other financial institutions	3,621	4,416	3,756	3,664	4,772
Total interest and dividend income	144,257	141,794	138,701	135,485	135,451
Interest expense
Interest-bearing deposits	67,051	65,469	62,842	59,771	55,599
FHLB advances and other borrowings	482	514	518	220	3,207
Subordinated indebtedness	1,920	1,921	2,018	2,505	2,515
Total interest expense	69,453	67,904	65,378	62,496	61,321
Net interest income	74,804	73,890	73,323	72,989	74,130
Provision for credit losses	4,603	5,231	3,012	2,735	3,515
Net interest income after provision for credit losses	70,201	68,659	70,311	70,254	70,615
Noninterest income
Insurance commission and fee income	6,928	6,665	7,725	5,446	6,443
Service charges and fees	4,664	4,862	4,688	4,889	4,621
Other fee income	2,114	2,404	2,247	2,118	2,006
Mortgage banking revenue (loss)	1,153	1,878	2,398	(719)	892
Swap fee income	106	44	57	196	366
Gain (loss) on sales of securities, net	221	—	(403)	(4,606)	(7,173)
Change in fair value of equity investments	—	5,188	—	—	10,096
Other income	803	1,424	543	872	868
Total noninterest income	15,989	22,465	17,255	8,196	18,119
Noninterest expense
Salaries and employee benefits	38,491	38,109	35,818	35,931	34,624
Occupancy and equipment, net	6,298	7,009	6,645	6,912	6,790
Data processing	3,470	3,468	3,145	3,062	2,775
Office and operations	2,984	3,072	2,502	2,947	2,868
Intangible asset amortization	1,905	2,137	2,137	2,259	2,264
Regulatory assessments	1,791	1,842	1,734	1,860	1,913
Advertising and marketing	1,449	1,328	1,444	1,690	1,371
Professional services	2,012	1,303	1,231	1,440	1,409
Loan-related expenses	751	1,077	905	1,094	1,220
Electronic banking	1,308	1,238	1,239	1,103	1,384
Franchise tax expense	721	815	477	942	520
Other expenses	1,341	2,990	1,430	1,666	1,525
Total noninterest expense	62,521	64,388	58,707	60,906	58,663
Income before income tax expense	23,669	26,736	28,859	17,544	30,071
Income tax expense	5,068	5,747	6,227	4,119	5,758
Net income	$18,601	$20,989	$22,632	$13,425	$24,313
Basic earnings per common share	$0.60	$0.68	$0.73	$0.43	$0.79
Diluted earnings per common share	0.60	0.67	0.73	0.43	0.79

Origin Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Assets
Cash and due from banks	$159,337	$137,615	$98,147	$127,278	$141,705
Interest-bearing deposits in banks	161,854	150,435	193,365	153,163	163,573
Total cash and cash equivalents	321,191	288,050	291,512	280,441	305,278
Securities:
AFS	1,160,965	1,160,048	1,190,922	1,253,631	1,290,839
Held to maturity, net of allowance for credit losses	11,096	11,616	11,651	11,615	10,790
Securities carried at fair value through income	6,533	6,499	6,755	6,808	6,772
Total securities	1,178,594	1,178,163	1,209,328	1,272,054	1,308,401
Non-marketable equity securities held in other financial institutions	67,068	64,010	53,870	55,190	63,842
Loans held for sale	7,631	18,291	14,975	16,852	14,944
Loans	7,956,790	7,959,171	7,900,027	7,660,944	7,568,063
Less: ALCL	95,989	100,865	98,375	96,868	95,177
Loans, net of ALCL	7,860,801	7,858,306	7,801,652	7,564,076	7,472,886
Premises and equipment, net	126,751	121,562	120,931	118,978	111,700
Mortgage servicing rights	—	—	—	15,637	19,189
Cash surrender value of bank-owned life insurance	40,602	40,365	40,134	39,905	39,688
Goodwill	128,679	128,679	128,679	128,679	128,679
Other intangible assets, net	39,272	41,177	43,314	45,452	42,460
Accrued interest receivable and other assets	195,397	208,579	187,984	185,320	226,236
Total assets	$9,965,986	$9,947,182	$9,892,379	$9,722,584	$9,733,303
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$1,893,767	$1,866,622	$1,887,066	$1,919,638	$2,008,671
Interest-bearing deposits excluding brokered interest-bearing deposits	5,137,940	4,984,817	4,990,632	4,918,597	4,728,263
Time deposits	1,023,252	1,022,589	1,030,656	967,901	968,352
Brokered deposits	431,609	636,814	597,110	444,989	669,202
Total deposits	8,486,568	8,510,842	8,505,464	8,251,125	8,374,488
FHLB advances and other borrowings	30,446	40,737	13,158	83,598	12,213
Subordinated indebtedness	159,861	159,779	160,684	194,279	196,825
Accrued expenses and other liabilities	143,438	139,930	134,220	130,677	150,832
Total liabilities	8,820,313	8,851,288	8,813,526	8,659,679	8,734,358
Stockholders’ equity:
Common stock	155,837	155,543	155,057	154,931	154,534
Additional paid-in capital	535,662	532,950	530,380	528,578	525,434
Retained earnings	548,419	534,585	518,325	500,419	491,706
Accumulated other comprehensive loss	(94,245)	(127,184)	(124,909)	(121,023)	(172,729)
Total stockholders’ equity	1,145,673	1,095,894	1,078,853	1,062,905	998,945
Total liabilities and stockholders’ equity	$9,965,986	$9,947,182	$9,892,379	$9,722,584	$9,733,303

Origin Bancorp, Inc.
Loan Data
(Unaudited)

	At and For the Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

LHFI	(Dollars in thousands)
Owner occupied commercial real estate	$991,671	$959,850	$948,624	$953,822	$932,109
Non-owner occupied commercial real estate	1,533,093	1,563,152	1,472,164	1,488,912	1,503,782
Construction/land/land development	991,545	1,017,389	1,168,597	1,070,225	1,076,756
Residential real estate - single family	1,414,013	1,421,027	1,373,532	1,373,696	1,338,382
Multi-family real estate	434,317	398,202	359,765	361,239	349,787
Total real estate loans	5,364,639	5,359,620	5,322,682	5,247,894	5,200,816
Commercial and industrial	2,074,037	2,070,947	2,154,151	2,059,460	2,058,073
MW LOC	495,188	506,505	400,995	329,966	286,293
Consumer	22,926	22,099	22,199	23,624	22,881
Total LHFI	7,956,790	7,959,171	7,900,027	7,660,944	7,568,063
Less: ALCL	95,989	100,865	98,375	96,868	95,177
LHFI, net	$7,860,801	$7,858,306	$7,801,652	$7,564,076	$7,472,886

Nonperforming assets(1)
Nonperforming LHFI
Commercial real estate	$2,776	$2,196	$4,474	$786	$942
Construction/land/land development	26,291	26,336	383	305	235
Residential real estate(2)	14,313	13,493	14,918	13,037	13,236
Commercial and industrial	20,486	33,608	20,560	15,897	17,072
Consumer	407	179	104	90	123
Total nonperforming loans	64,273	75,812	40,439	30,115	31,608
Repossessed assets	6,043	6,827	3,935	3,929	3,939
Total nonperforming assets	$70,316	$82,639	$44,374	$34,044	$35,547
Classified assets	$113,529	$125,081	$88,152	$84,474	$67,960
Past due LHFI(3)	38,838	66,276	32,835	26,043	20,347

Allowance for loan credit losses
Balance at beginning of period	$100,865	$98,375	$96,868	$95,177	$94,353
Provision for loan credit losses	4,644	5,436	4,089	3,582	3,510
Loans charged off	11,226	3,706	6,683	3,803	3,202
Loan recoveries	1,706	760	4,101	1,912	516
Net charge-offs	9,520	2,946	2,582	1,891	2,686
Balance at end of period	$95,989	$100,865	$98,375	$96,868	$95,177

Credit quality ratios
Total nonperforming assets to total assets	0.71%	0.83%	0.45%	0.35%	0.37%
Nonperforming LHFI to LHFI	0.81	0.95	0.51	0.39	0.42
Past due LHFI to LHFI	0.49	0.83	0.42	0.34	0.27
ALCL to nonperforming LHFI	149.35	133.05	243.27	321.66	301.12
ALCL to total LHFI	1.21	1.27	1.25	1.26	1.26
ALCL to total LHFI, adjusted(4)	1.28	1.34	1.30	1.31	1.30
Net charge-offs to total average LHFI (annualized)	0.48	0.15	0.13	0.10	0.14
____________________________
(1)Nonperforming assets consist of nonperforming/nonaccrual loans and property acquired through foreclosures or repossession, as well as bank-owned property not in use and listed for sale.
(2)Includes multi-family real estate.
(3)Past due LHFI are defined as loans 30 days or more past due.
(4)The ALCL to total LHFI, adjusted is calculated by excluding the ALCL for MW LOC loans from the total LHFI ALCL in the numerator and excluding the MW LOC loans from the LHFI in the denominator. Due to their low-risk profile, MW LOC loans require a disproportionately low allocation of the ALCL.

Origin Bancorp, Inc.
Average Balances and Yields/Rates
(Unaudited)

	Three Months Ended
	September 30, 2024		June 30, 2024		September 30, 2023
	Average Balance	Yield/Rate	Average Balance	Yield/Rate	Average Balance	Yield/Rate

Assets	(Dollars in thousands)
Commercial real estate	$2,507,566	5.93%	$2,497,490	5.91%	$2,428,969	5.73%
Construction/land/land development	1,019,302	7.37	1,058,972	6.98	1,044,180	7.04
Residential real estate(1)	1,824,725	5.56	1,787,829	5.48	1,663,291	5.06
Commercial and industrial ("C&I")	2,071,984	7.96	2,128,486	7.87	2,024,675	7.62
MW LOC	484,680	7.64	430,885	7.57	376,275	7.21
Consumer	22,739	7.93	22,396	8.06	23,704	7.74
LHFI	7,930,996	6.67	7,926,058	6.58	7,561,094	6.35
Loans held for sale	14,645	6.28	14,702	6.84	11,829	5.81
Loans receivable	7,945,641	6.67	7,940,760	6.58	7,572,923	6.35
Investment securities-taxable	1,038,634	2.50	1,046,301	2.54	1,310,459	2.48
Investment securities-nontaxable	146,619	2.46	143,232	2.51	216,700	2.35
Non-marketable equity securities held in other financial institutions	66,409	2.85	56,270	6.53	58,421	6.47
Interest-bearing balances due from banks	229,224	5.46	254,627	5.53	279,383	5.42
Total interest-earning assets	9,426,527	6.09	9,441,190	6.04	9,437,886	5.69
Noninterest-earning assets	559,309		567,035		597,678
Total assets	$9,985,836		$10,008,225		$10,035,564

Liabilities and Stockholders’ Equity
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$5,177,522	3.88%	$5,130,224	3.80%	$4,728,211	3.28%
Time deposits	1,469,849	4.47	1,534,679	4.46	1,626,935	4.04
Total interest-bearing deposits	6,647,371	4.01	6,664,903	3.95	6,355,146	3.47
FHLB advances and other borrowings	40,331	4.75	41,666	4.96	230,815	5.51
Subordinated indebtedness	159,826	4.78	159,973	4.83	196,792	5.07
Total interest-bearing liabilities	6,847,528	4.04	6,866,542	3.98	6,782,753	3.59
Noninterest-bearing liabilities
Noninterest-bearing deposits	1,850,046		1,894,141		2,088,183
Other liabilities	162,565		163,273		151,716
Total liabilities	8,860,139		8,923,956		9,022,652
Stockholders’ Equity	1,125,697		1,084,269		1,012,912
Total liabilities and stockholders’ equity	$9,985,836		$10,008,225		$10,035,564
Net interest spread		2.05%		2.06%		2.10%
NIM		3.16		3.15		3.12
NIM-FTE(2)		3.18		3.17		3.14
____________________________
(1)Includes multi-family real estate.
(2)In order to present pre-tax income and resulting yields on tax-exempt investments comparable to those on taxable investments, a tax-equivalent adjustment has been computed. This adjustment also includes income tax credits received on Qualified School Construction Bonds.

Origin Bancorp, Inc.
Notable Items
(Unaudited)

	At and For the Three Months Ended
	September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023		September 30, 2023
	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)

	(Dollars in thousands, except per share amounts)
Notable interest income items:
Interest income reversal on relationships impacted by questioned banker activity	$—	$—	$(1,206)	$(0.03)	$—	$—	$—	$—	$—	$—
Notable provision expense items:
Provision expense related to questioned banker activity	—	—	(3,212)	(0.08)	—	—	—	—	—	—
Provision expense on relationships impacted by questioned banker activity	—	—	(4,131)	(0.10)	—	—	—	—	—	—
Notable noninterest income items:
MSR gain (impairment)	—	—	—	—	410	0.01	(1,769)	(0.05)	—	—
Gain (loss) on sales of securities, net	221	0.01	—	—	(403)	(0.01)	(4,606)	(0.12)	(7,173)	(0.18)
Gain on sub-debt repurchase	—	—	81	—	—	—	—	—	—	—
Positive valuation adjustment on non-marketable equity securities	—	—	5,188	0.13	—	—	—	—	10,096	0.26
Gain on bank property sale	—	—	800	0.02	—	—	—	—	—	—
Notable noninterest expense items:
Operating expense related to questioned banker activity	(848)	(0.02)	(1,452)	(0.04)	—	—	—	—	—	—
Total notable items	$(627)	(0.02)	$(3,932)	(0.10)	$7	—	$(6,375)	(0.16)	$2,923	0.07
____________________________
(1)The diluted EPS impact is calculated using a 21% effective tax rate. The total of the diluted EPS impact of each individual line item may not equal the calculated diluted EPS impact on the total notable items due to rounding.

Origin Bancorp, Inc.
Notable Items - Continued
(Unaudited)

	Nine Months Ended September 30,
	2024		2023
	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)

	(Dollars in thousands, except per share amounts)
Notable interest income items:
Interest income reversal on relationships impacted by questioned banker activity	$(1,206)	$(0.03)	$—	$—
Notable provision expense items:
Provision expense related to questioned banker activity	(3,212)	(0.08)	—	—
Provision expense on relationships impacted by questioned banker activity	(4,131)	(0.10)	—	—
Notable noninterest income items:
MSR gain	410	0.01	—	—
Loss on sales of securities, net	(182)	—	(7,029)	(0.18)
Gain on sub-debt repurchase	81	—	471	0.01
Positive valuation adjustment on non-marketable equity securities	5,188	0.13	10,096	0.26
Gain on bank property sale	800	0.02	—	—
Notable noninterest expense items:
Operating expense related to questioned banker activity	(2,300)	(0.06)	—	—
Total notable items	$(4,552)	(0.12)	$3,538	0.09
____________________________
(1)The diluted EPS impact is calculated using a 21% effective tax rate. The total of the diluted EPS impact of each individual line item may not equal the calculated diluted EPS impact on the total notable items due to rounding.

Origin Bancorp, Inc.
Non-GAAP Financial Measures
(Unaudited)

	At and For the Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

	(Dollars in thousands, except per share amounts)
Calculation of PTPP earnings:
Net income	$18,601	$20,989	$22,632	$13,425	$24,313
Provision for credit losses	4,603	5,231	3,012	2,735	3,515
Income tax expense	5,068	5,747	6,227	4,119	5,758
PTPP earnings (non-GAAP)	$28,272	$31,967	$31,871	$20,279	$33,586

Calculation of PTPP ROAA:
PTPP earnings	$28,272	$31,967	$31,871	$20,279	$33,586
Divided by number of days in the quarter	92	91	91	92	92
Multiplied by the number of days in the year	366	366	366	365	365
PTPP earnings, annualized	$112,473	$128,571	$128,184	$80,455	$133,249

Divided by total average assets	$9,985,836	$10,008,225	$9,861,236	$9,753,847	$10,035,564
ROAA (annualized) (GAAP)	0.74%	0.84%	0.92%	0.55%	0.96%
PTPP ROAA (annualized) (non-GAAP)	1.13	1.28	1.30	0.82	1.33

Calculation of tangible common equity to tangible common assets, book value per common share and adjusted tangible book value per common share:
Total assets	$9,965,986	$9,947,182	$9,892,379	$9,722,584	$9,733,303
Goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Other intangible assets, net	(39,272)	(41,177)	(43,314)	(45,452)	(42,460)
Tangible assets	9,798,035	9,777,326	9,720,386	9,548,453	9,562,164

Total common stockholders’ equity	$1,145,673	$1,095,894	$1,078,853	$1,062,905	$998,945
Goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Other intangible assets, net	(39,272)	(41,177)	(43,314)	(45,452)	(42,460)
Tangible common equity	977,722	926,038	906,860	888,774	827,806
Accumulated other comprehensive loss	94,245	127,184	124,909	121,023	172,729
Adjusted tangible common equity	1,071,967	1,053,222	1,031,769	1,009,797	1,000,535
Divided by common shares outstanding at the end of the period	31,167,410	31,108,667	31,011,304	30,986,109	30,906,716
Book value per common share (GAAP)	$36.76	$35.23	$34.79	$34.30	$32.32
Tangible book value per common share (non-GAAP)	31.37	29.77	29.24	28.68	26.78
Adjusted tangible book value per common share (non-GAAP)	34.39	33.86	33.27	32.59	32.37
Tangible common equity to tangible assets (non-GAAP)	9.98%	9.47%	9.33%	9.31%	8.66%

Origin Bancorp, Inc.
Non-GAAP Financial Measures- Continued
(Unaudited)

	At and For the Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

	(Dollars in thousands, except per share amounts)
Calculation of ROATCE:
Net income	$18,601	$20,989	$22,632	$13,425	$24,313
Divided by number of days in the quarter	92	91	91	92	92
Multiplied by number of days in the year	366	366	366	365	365
Annualized net income	$74,000	$84,417	$91,025	$53,262	$96,459

Total average common stockholders’ equity	$1,125,697	$1,084,269	$1,062,705	$1,013,286	$1,012,912
Average goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Average other intangible assets, net	(40,487)	(42,563)	(44,700)	(46,825)	(43,901)
Average tangible common equity	956,531	913,027	889,326	837,782	840,332

ROATCE (non-GAAP)	7.74%	9.25%	10.24%	6.36%	11.48%

Calculation of core efficiency ratio:
Total noninterest expense	$62,521	$64,388	$58,707	$60,906	$58,663
Insurance and mortgage noninterest expense	(8,448)	(8,402)	(8,045)	(8,581)	(8,579)
Adjusted total noninterest expense	54,073	55,986	50,662	52,325	50,084

Net interest income	$74,804	$73,890	$73,323	$72,989	$74,130
Insurance and mortgage net interest income	(2,578)	(2,407)	(2,795)	(2,294)	(2,120)
Total noninterest income	15,989	22,465	17,255	8,196	18,119
Insurance and mortgage noninterest income	(8,081)	(8,543)	(10,123)	(4,727)	(7,335)
Adjusted total revenue	80,134	85,405	77,660	74,164	82,794

Efficiency ratio (GAAP)	68.86%	66.82%	64.81%	75.02%	63.59%
Core efficiency ratio (non-GAAP)	67.48	65.55	65.24	70.55	60.49

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	Nine Months Ended September 30,
	2024	2023

	(Dollars in thousands, except per share amounts)
Calculation of PTPP earnings:
Net income	$62,222	$70,375
Provision for credit losses	12,846	14,018
Income tax expense	17,042	18,004
PTPP earnings (non-GAAP)	$92,110	$102,397

Calculation of PTPP ROAA:
PTPP Earnings	$92,110	$102,397
Divided by the year-to-date number of days	274	273
Multiplied by number of days in the year	366	365
Annualized PTPP Earnings	$123,037	$136,904

Divided by total average assets	$9,951,890	$10,004,097
ROAA (annualized) (GAAP)	0.84%	0.94%
PTPP ROAA (annualized) (non-GAAP)	1.24	1.37

Calculation of ROATCE:
Net income	$62,222	$70,375
Divided by the year-to-date number of days	274	273
Multiplied by number of days in the year	366	365
Annualized net income	$83,114	$94,091

Total average common stockholders’ equity	$1,091,018	$995,395
Average goodwill	(128,679)	(128,679)
Average other intangible assets, net	(42,576)	(46,391)
Average tangible common equity	919,763	820,325

ROATCE	9.04%	11.47%

Calculation of core efficiency ratio:
Total noninterest expense	$185,616	$174,310
Insurance and mortgage noninterest expense	(24,895)	(25,768)
Adjusted total noninterest expense	160,721	148,542

Net interest income	$222,017	$226,568
Insurance and mortgage net interest income	(7,780)	(5,187)
Total noninterest income	55,709	50,139
Insurance and mortgage noninterest income	(26,747)	(23,714)
Adjusted total revenue	243,199	247,806

Efficiency ratio	66.83%	62.99%
Core efficiency ratio	66.09	59.94